EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated August 11, 2006, relating to the financial statements and financial statement schedule of 3Com Corporation, and management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of 3Com Corporation for the year ended June 2, 2006.
/S/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
July 3, 2007